Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2018 OPERATING RESULTS

Uncasville, Connecticut, December 6, 2018 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut and Inspire Korea in Incheon, South Korea, announced today operating results for its fourth fiscal quarter ended September 30, 2018.

“Consistent with the Company’s updated guidance, consolidated fourth quarter revenue and Adjusted EBITDA were below prior year results, in part due to the impact of a recent competitive opening in the Northeast gaming market. The declines in Connecticut were partially offset by stronger year-over-year EBITDA growth in Pennsylvania and in Corporate. Overall results also reflect the initial implementation phases of our previously disclosed multi-year profit enhancement initiatives, initiatives which will continue for the foreseeable future,” said Mario Kontomerkos, President & Chief Executive Officer of MGE. “The fourth quarter was also notable for the Company as we were named the winning bidder to acquire certain assets associated with two significant destination casino resorts in Niagara Falls, Canada. Further, subsequent to quarter end, we made substantial progress advancing our development efforts in South Korea and also received approximately $107 million in repayments as the result of a successful ilani refinancing. Together, these achievements diversify and strengthen our long-term revenue sources and credit profile, and ensure the continued long-term success of MGE.”

Selected consolidated operating results for the fourth quarter ended September 30, 2018 and prior year period (unaudited):

•	Net revenues of $347.2 million vs. $362.0 million in the prior year period, a 4.1% decrease;

•	Gaming revenues of $291.1 million vs. $307.1 million in the prior year period, a 5.2% decrease;

•	Gross slot revenues of $205.0 million vs. $213.7 million in the prior year period, a 4.0% decrease;

•	Table game revenues of $86.9 million vs. $94.3 million in the prior year period, a 7.9% decrease;

•	Non-gaming revenues of $85.0 million vs. $84.5 million in the prior year period, a 0.5% increase;

•	Total operating expenses of $277.7 million vs. $283.6 million in the prior year period, a 2.1% decrease; and

•	Adjusted EBITDA of $94.5 million vs. $102.0 million in the prior year period, a 7.3% decrease.

Consolidated net revenues declined modestly during the quarter, primarily driven by a softer July gaming performance, a challenging year over year comparison in gaming revenues at Mohegan Sun in September of 2017, and continued increases in promotional activity in the Mohegan Sun Pocono gaming market. These factors, as well as increases in slot taxes assessed by the Commonwealth of Pennsylvania, contributed to the year-over-year decline in Adjusted EBITDA. Though early in the competitive cycle, the impact of new competition in the New England region has been in-line to slightly better than expected. Total operating expenses were lower than prior year driven by the benefit of the implementation of cost reduction programs. These savings were partially offset by increased costs associated with higher healthcare expenses and utility costs.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2018	September 30, 2017	Variance	Percentage Variance
Net revenues	$275,167	$284,145	$(8,978)	(3.2%)
Income from operations	$54,940	$70,939	$(15,999)	(22.6%)
Adjusted EBITDA	$75,171	$87,306	$(12,135)	(13.9%)

Net revenues declined modestly during the quarter, primarily driven by softer overall gaming revenues early in the fourth fiscal quarter and a challenging comparison in the month of September 2017. Overall non-gaming revenue increased during the quarter, driven by better entertainment revenues – especially notable given one less headliner this year in comparison to last year. Additionally, food and beverage revenues were also higher in the period, partially offset by lower tenant revenues and hotel revenues. Overall, Mohegan Sun experienced a decrease in Adjusted EBITDA primarily due to softer gaming revenues, higher health care expenses, and higher overall utility costs in the quarter. Adjusted EBITDA margin decreased to 27.3% for the quarter ended September 30, 2018, from 30.7% in the fourth quarter of fiscal 2017.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2018	September 30, 2017	Variance	Percentage Variance
Net revenues	$65,467	$71,186	$(5,719)	(8.0%)
Income from operations (1)	$10,778	$3,268	$7,510	229.8%
Adjusted EBITDA (1)	$14,265	$11,391	$2,874	25.2%

(1)

The prior period reflects a $3.2 million adjustment that was recorded subsequent to the issuance of our fourth quarter fiscal 2017 earnings release, but prior to the filing of our 2017 Form 10-K, due to the finalization of a repayment schedule pertaining to certain Pennsylvania Gaming Control Board start-up costs that were allocated to gaming operators.

Net revenues declined by $5.7 million, or 8.0%. Overall revenues were impacted by lower gaming revenues, which reflect our efforts to manage profitable guest trips and continued aggressive promotional activity from a regional competitor. The year-over-year increase in Adjusted EBITDA primarily reflects the impact of a $3.2 million charge in the fourth quarter of last fiscal year related to the finalization of a repayment schedule to the Pennsylvania Gaming Control Board that was required by all operators in Pennsylvania. Overall EBITDA was adversely impacted from lower revenues, due in part to lower table hold in the quarter, and from higher slot taxes driven, in part, by a 1% increase in slot taxes assessed by the Commonwealth of Pennsylvania that went into effect on January 1, 2018. These results were partially offset by a reduction in gaming costs and expenses, including lower payroll costs and certain casino marketing and promotional expenses, as well as lower costs related to Momentum Dollar redemptions at Mohegan Sun Pocono-owned outlets. Adjusting for the incremental 1% slot tax as discussed above and table hold in the period, overall Adjusted EBITDA at Mohegan Sun Pocono would have been approximately $1.25 million higher. Adjusted EBITDA margin increased to 21.8% for the quarter ended September 30, 2018, from 16.0% in the fourth quarter of fiscal 2017.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2018	September 30, 2017	Variance	Percentage Variance
Net revenues	$6,654	$6,761	$(107)	(1.6%)
Income from operations	$3,840	$4,220	$(380)	(9.0%)
Adjusted EBITDA	$5,086	$3,312	$1,774	53.6%

Adjusted EBITDA for the quarter ended September 30, 2018 reflects decreased consulting costs associated with our various diversification initiatives. The decrease in net revenues was primarily driven by lower development and consulting fees, partially offset by higher management fees at ilani Casino Resort driven by continued improvement in performance at the property.

MGE Property Information

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Mohegan Sun	$275,167	$284,145	$54,940	$70,939	$75,171	$87,306
Mohegan Sun Pocono	65,467	71,186	10,778	3,268	14,265	11,391
Corporate	6,654	6,761	3,840	4,220	5,086	3,312
Inter-segment revenues	(60)	(60)	—	—	—	—

Total	$347,228	$362,032	$69,558	$78,427	$94,522	$102,009

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
	For the Fiscal Year Ended		For the Fiscal Year Ended		For the Fiscal Year Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Mohegan Sun	$1,068,892	$1,079,920	$230,890	$249,403	$308,233	$313,277
Mohegan Sun Pocono	265,691	278,938	37,541	33,145	51,495	50,418
Corporate	21,289	21,385	(23,897)	(25,313)	(21,127)	(18,019)
Inter-segment revenues	(240)	(240)	—	—	—	—

Total	$1,355,632	$1,380,003	$244,534	$257,235	$338,601	$345,676

Other Information

Liquidity

As of September 30, 2018, MGE held cash and cash equivalents of $103.9 million, compared to $89.0 million as of September 30, 2017. As of September 30, 2018, $66.0 million was drawn on MGE’s $250.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. As of September 30, 2018, letters of credit issued under the revolving credit facility totaled $2.3 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $181.7 million of borrowing capacity under its revolving credit facility and line of credit as of September 30, 2018.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its fourth quarter of fiscal 2018 operating results on December, 6th, 2018 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 3368739

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on December 6th, 2018. This replay will run through December 20, 2018.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 3368739

About Mohegan Gaming & Entertainment

Mohegan Gaming & Entertainment (MGE) is a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut and Inspire in Incheon, South Korea. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, Louisiana, Northern Asia, and beginning in 2019 Niagara Falls, Canada. MGE owns and operates Connecticut Sun, a professional basketball team in the WNBA and New England Black Wolves, a professional lacrosse team in the National Lacrosse League. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues:
Gaming	$291,142	$307,099	$1,162,300	$1,179,865
Food and beverage	22,871	22,514	88,247	90,310
Hotel	16,803	17,000	62,378	63,518
Retail, entertainment and other	45,280	45,009	144,055	151,657

Gross revenues	376,096	391,622	1,456,980	1,485,350
Less - Promotional allowances	(28,868)	(29,590)	(101,348)	(105,347)

Net revenues	347,228	362,032	1,355,632	1,380,003

Operating costs and expenses:
Gaming	165,732	176,038	655,956	670,692
Food and beverage	10,181	9,817	41,102	41,041
Hotel	7,159	6,853	27,756	27,713
Retail, entertainment and other	16,666	15,552	50,402	57,978
Advertising, general and administrative	51,721	53,573	200,786	203,922
Corporate	836	846	40,087	44,749
Depreciation and amortization	21,090	19,086	81,789	74,443
Other, net	4,285	1,840	13,220	2,230

Total operating costs and expenses	277,670	283,605	1,111,098	1,122,768

Income from operations	69,558	78,427	244,534	257,235

Other income (expense):
Interest income	3,844	5,370	15,468	13,732
Interest expense	(34,405)	(28,000)	(126,653)	(114,319)
Gain (loss) on modification and early extinguishment of debt	—	2	—	(74,888)
Other, net	687	(2,213)	(1,741)	(5,343)

Total other expense	(29,874)	(24,841)	(112,926)	(180,818)

Net income	39,684	53,586	131,608	76,417
Income attributable to non-controlling interests	(1,955)	(1,769)	(1,054)	(972)

Net income attributable to Mohegan Gaming & Entertainment	$37,729	$51,817	$130,554	$75,445

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net income	$39,684	$53,586	$131,608	$76,417
Other, net	(4,531)	(3,157)	(13,727)	(8,389)
(Gain) loss on modification and early extinguishment of debt	—	(2)	—	74,888
Interest expense	34,405	28,000	126,653	114,319

Income from operations	69,558	78,427	244,534	257,235

Adjusted EBITDA attributable to non-controlling interests	(2,411)	(2,270)	(2,942)	(727)
Other, net	6,285	6,766	15,220	14,725
Depreciation and amortization	21,090	19,086	81,789	74,443

Adjusted EBITDA	$94,522	$102,009	$338,601	$345,676

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended September 30, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,940	$17,566	$2,404	$261	$75,171
Mohegan Sun Pocono	10,778	3,486	1	—	14,265
Corporate	3,840	38	3,880	(2,672)	5,086

Total	$69,558	$21,090	$6,285	$(2,411)	$94,522

	For the Three Months Ended September 30, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$70,939	$15,856	$238	$273	$87,306
Mohegan Sun Pocono	3,268	3,196	4,927	—	11,391
Corporate	4,220	34	1,601	(2,543)	3,312

Total	$78,427	$19,086	$6,766	$(2,270)	$102,009

	For the Fiscal Year Ended September 30, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$230,890	$67,997	$8,199	$1,147	$308,233
Mohegan Sun Pocono	37,541	13,640	314	—	51,495
Corporate	(23,897)	152	6,707	(4,089)	(21,127)

Total	$244,534	$81,789	$15,220	$(2,942)	$338,601

	For the Fiscal Year Ended September 30, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$249,403	$61,985	$632	$1,257	$313,277
Mohegan Sun Pocono	33,145	12,350	4,923	—	50,418
Corporate	(25,313)	108	9,170	(1,984)	(18,019)

Total	$257,235	$74,443	$14,725	$(727)	$345,676

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share-based compensation, loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, impairment charges, accretion of discounts, gain or loss on modification and early extinguishment of debt, income or loss from unconsolidated affiliates, property charges, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

VP Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000